Exhibit 99.1

Contango oil & gas COMPANY

NEWS RELEASE

Contango Announces Year-end Reserves,  Fourth Quarter 2016 Production and
First Quarter 2017 Production Guidance

MARCH 10, 2017 – HOUSTON, TEXAS – Contango Oil & Gas Company (NYSE MKT: MCF) (“Contango”) announced today its year-end reserves and fourth quarter 2016 production results.

Year-end 2016 Proved Reserves

      As of December 31, 2016, our independent third-party engineering firms estimated our proved oil and natural gas reserves to be approximately 151.8 Bcfe compared with 187.2 Bcfe of proved reserves as of December 31, 2015, a decrease that is attributable primarily to, in part: the impact of the decline in commodity prices on the volume and value of our proved reserves;  the impact of the significant reduction in our capital spending in 2016; and the sale of non-core conventional assets in Colorado.  At the end of 2016, the composition of our proved reserves, volumetrically, was 69% natural gas, 14% oil and condensate and 17% natural gas liquids, compared to 68% natural gas, 15% oil and condensate and 17% natural gas liquids at December 31, 2015.  These estimates were prepared in accordance with reserve reporting guidelines mandated by the Securities and Exchange Commission (“SEC”).  Negative revisions to our proved reserves related to price declines were an estimated 8.3 Bcfe and $49.4 million in PV-10 value.

   As of December 31, 2016,  the PV-10 value of our proved reserves was approximately $166 million, compared to the PV-10 value of $249 million as of December 31, 2015, a decrease related to lower reserves and to the decline in the average commodity prices used in determining PV-10 in accordance with SEC guidelines.  The SEC-mandated prices used in determining our December 31, 2016 proved reserves and PV-10 value, as adjusted for quality and price differentials, were $38.67/Bbl for oil and condensate, $2.43/Mmbtu for natural gas and $13.62/Bbl for natural gas liquids, compared with SEC prices of $44.53/Bbl for oil and condensate, $2.63/Mmbtu for natural gas and $14.41/Bbl for natural gas liquids used in estimating proved reserves as of December 31, 2015. By contrast, the PV-10 value of our reserves based on strip prices at December 31, 2016 was approximately $268 million, compared to a PV-10 value of $272 million at the end of 2015.  Strip prices used in estimating the PV-10 of year-end 2016 reserves averaged $56.23/Bbl for oil and condensate,  $3.08/Mmbtu for natural gas and $21.70 for natural gas liquids,  compared to $50.93/Bbl for oil and condensate,  $3.02/Mmbtu for natural gas and $18.33 for natural gas liquids at year-end 2015.

Our SEC proved developed reserves for the year ended December 31, 2016 were estimated at 129.4 Bcfe, compared to 157.2 Bcfe in the prior year. The decline in proved developed reserves can be attributed primarily to: approximately 26.0 Bcfe of production during the year; negative revisions of 3.2 Bcfe related to the reduction in the estimated economic life of certain properties due to the decrease in commodity prices; and sold reserves of 1.6 Bcfe in Colorado, partially offset by positive revisions of 2.9 Bcfe related to performance revisions and extensions.

Our SEC proved undeveloped reserves (“PUD”)  for the year ended December 31, 2016 were 22.4 Bcfe,  compared to 30 Bcfe at December 31, 2015.  The decrease in PUD reserves can be attributed primarily to negative revisions of 5.1 Bcfe related to the decrease in commodity prices and 2.5 Bcfe related to the sale of reserves in Colorado.

Exhibit 99.1

The above estimates do not include net proved reserves of approximately 32.6 Bcfe and 38.7 Bcfe attributable to our 37% equity ownership interest in Exaro Energy III LLC (“Exaro”) as of December 31, 2016 and 2015, respectively. The SEC PV-10 value of the proved reserves attributable to our 37% interest in Exaro was approximately $20 million at December 31, 2016, compared to the PV-10 value of $31 million as of December 31, 2015.

Fourth Quarter Production

Production for the quarter ended December 31, 2016 was approximately 5.9 Bcfe, or 64.3 Mmcfed, within guidance for the quarter.  Current quarter production was less than the 8.0 Bcfe, or 87 Mmcfed, for the same period last year due to the reduced 2015 and 2016 capital expenditure programs and a 1.6 Mmcfed impact on the 2016 quarter from the shut-in of two wells in our conventional Liberty County area for workovers. Production for the current quarter was approximately 71% natural gas and 29% oil and natural gas liquids compared to the prior year quarter of 68% natural gas and 32% crude oil and natural gas liquids.  Natural gas production for the quarter is preliminarily estimated at approximately 45.8 Mmcfd compared to 59.3 Mmcfd for the prior year quarter, and crude oil and natural gas liquids production during the current period is preliminarily estimated at 1,380 and 1,700 barrels per day, respectively, compared to 2,100 and 2,475 barrels per day, respectively for the same quarter last year.  We currently estimate first quarter 2017 production  to be between  57.4 and  62.4 Mmcfed, negatively impacted by an estimated 1.5 Mmcfed for the quarter because of the loss of compression at Eugene Island 11 for an estimated 24 days.

Liquidity

As of December 31, 2016, we had approximately $54.4 million of debt outstanding under our credit facility, a 13% decrease from the third quarter outstanding balance and a 53% decrease from the year-end 2015 outstanding balance.  Effective October 28, 2016, our $140 million borrowing base under our facility was reaffirmed through May 1, 2017.

Contango Oil & Gas Company is a Houston, Texas based, independent energy company engaged in the acquisition, exploration, development, exploitation and production of crude oil and natural gas offshore in the shallow waters of the Gulf of Mexico and in the onshore Texas Gulf Coast and Rocky Mountain regions of the United States. Additional information is available on the Company's website at http://contango.com.

This press release contains forward-looking statements regarding Contango that are intended to be covered by the safe harbor "forward-looking statements" provided by the Private Securities Litigation Reform Act of 1995, based on Contango’s current expectations and includes statements regarding acquisitions and divestitures, estimates of future production, future results of operations, quality and nature of the asset base, the assumptions upon which estimates are based and other expectations, beliefs, plans, objectives, assumptions, strategies or statements about future events or performance (often, but not always, using words such as "expects", “projects”, "anticipates", "plans", "estimates", "potential", "possible", "probable", or "intends", or stating that certain actions, events or results "may", "will", "should", or "could" be taken, occur or be achieved). Statements concerning oil and gas reserves also may be deemed to be forward looking statements in that they reflect estimates based on certain assumptions that the resources involved can be economically exploited. Forward-looking statements are based on current expectations, estimates and projections that involve a number of risks and uncertainties, which could cause actual results to differ materially from those, reflected in the statements. These risks include, but are not limited to: the risks of the oil and gas industry (for example, operational risks in exploring for, developing and producing crude oil and natural gas; risks and uncertainties involving geology of oil and gas deposits; the uncertainty of reserve estimates; the uncertainty of estimates and projections relating to

Exhibit 99.1

future production, costs and expenses; potential delays or changes in plans with respect to exploration or development projects or capital expenditures; health, safety and environmental risks and risks related to weather such as hurricanes and other natural disasters); uncertainties as to the availability and cost of financing; fluctuations in oil and gas prices; risks associated with derivative positions; inability to realize expected value from acquisitions, inability of our management team to execute its plans to meet its goals, shortages of drilling equipment, oil field personnel and services, unavailability of gathering systems, pipelines and processing facilities and the possibility that government policies may change or governmental approvals may be delayed or withheld. Additional information on these and other factors which could affect Contango’s operations or financial results are included in Contango’s other reports on file with the Securities and Exchange Commission.  Investors are cautioned that any forward-looking statements are not guarantees of future performance and actual results or developments may differ materially from the projections in the forward-looking statements. Forward-looking statements are based on the estimates and opinions of management at the time the statements are made. Contango does not assume any obligation to update forward-looking statements should circumstances or management's estimates or opinions change. Initial production rates are subject to decline over time and should not be regarded as reflective of sustained production levels.

Contact:

Contango Oil & Gas Company

E. Joseph Grady – 713-236-7400Sergio Castro – 713-236-7400

Senior Vice President and Chief Financial OfficerVice President and Treasurer